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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 9, 2001 with respect to the consolidated financial statements of The Manufacturers Life Insurance Company of North America and our report dated February 16, 2001 with respect to the financial statements of The Manufacturers Life Insurance Company of North America Separate Account A, in Post-Effective Amendment No. 11 to the Registration Statement (Form N-4 File No. 33-77878)

                                                           /s/ Ernst & Young LLP


Boston, Massachusetts
April 24, 2001